Exhibit 4

SEE LEGENDS ON REVERSE SIDE OF CERTIFICATE

Number		Shares
Incorporated Under the Laws of the Commonwealth of Massachusetts on January 7, 2020

Eastern Bankshares, Inc.

Common Stock

Par Value $0.01

THIS CERTIFIES THAT **SPECIMEN** is the record holder of Zero (0) Shares of the Common Stock, Par Value $0.01, of EASTERN BANKSHARES, INC. transferable only on the books of the Corporation by the holder thereof, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed or assigned.

A statement of the rights, preferences, privileges and restrictions granted to or imposed upon the respective classes or series of shares of stock of the Corporation and upon the holders thereof as established by the Articles of Incorporation, and the number of shares constituting each series and the designations thereof, may be obtained by any stockholder upon request and without charge at the principal office of the Corporation.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by its duly authorized officers this              day of                             , 20      .

President	Treasurer

THE CAPITAL STOCK EVIDENCED HEREBY IS NOT AN ACCOUNT OF AN INSURABLE TYPE AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER FEDERAL OR STATE GOVERNMENTAL AGENCY.

The following abbreviations when used in the inscription of the face of this certificate shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM	- as tenants in common	UNIF GIFT MIN ACT	Custodian
			(Cust)	(Minor)

TEN ENT	- as tenants by the entireties		Under Uniform Gifts to Minors Act

JT TEN	- as joint tenants with the right of survivorship and not as tenants in common		(State)

Additional abbreviates may also be used through not in the list above.

For value Received,                                               hereby sell, assign and transfer unto                                  Shares of the Common Stock of the within named Corporation, represented by the within Certificate and do hereby irrevocably constitute and appoint                                          Attorney to transfer the said shares of said Common Stock on the books of the said Corporation, pursuant to the provisions of the By-Laws thereof, with full powers of substitution in the premises.

In Presence of:	Dated:	A.D.:

NOTE: THIS SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME OF THE SHAREHOLDER(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATSOEVER.